Exhibit 2(i)A

CERTIFICATE OF INCORPORATION OF ENVIRONMENTAL SATELLITE CORPORATION

    FIRST. The name of this Corporation is Environmental Satellite Corporation.

     SECOND. Its registered office in the State of Delaware is to be located at 32 Loockerman Square, Suite L-100, County of Kent, Dover, Delaware 19901. The registered agent in charge thereof is United States Corporation Company at 32 Loockerman Square, Suite L-100, Kent County, Dover, Delaware 19901.

    THIRD. The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, viz:

    "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

    FOURTH. The aggregate number of Common Shares that this Corporation shall have the authority to issue is 100,000,000 Shares with a par value of $0.001
per  Share.    The Corporation shall also have the authority to issue 3,000,000
Shares of Preferred Stock with a par value of $0.01 per Share. The description of the preferred Stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications and rights thereof are as follows:

     (A) Preferred Stock may be issued, from time to time, in one or more Series, each of such Series to have such terms as are stated and expressed herein and in the resolutions providing for the issue of such Series adopted by the Board of Directors as hereinafter provided.

     (B) The Board of Directors, subject to the provisions hereof, may classify or reclassify any unissued Shares of Preferred Stock into one or more Series of Preferred Stock by fixing or altering in any one or more respects, from time to time, before issuance of such unissued Shares:

      (i)  The   distinctive   designation   of   such   Series  and  the
number of Shares to constitute such Series;

      (ii)   The   annual   dividend  rate   on   the   Shares  of  such
Series, the time of payment, whether or not dividends thereon shall be cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

    (iii)  The  price  at  and  any  terms  and   conditions  on which Shares
may be redeemed;

    (iv) The sinking fund provisions for the redemption or purchase of Shares;

     (v) The amount payable on the Shares of such Series in the event of voluntary liquidation, dissolution, or winding up of the Corporation;

     (vi) The amount payable on the Shares of such Series in the event of involuntary liquidation;

     (vii) Whether or not the Shares of such Series shall be convertible into Shares of stock of any other class or classes, and if so convertible, the terms and conditions of such conversion;

      (viii)  The   limitations  and  restrictions,  if  any,   to  be
effective while any Shares of such Series are outstanding, upon the payment of dividends or making of other distributions on the Common Stock or any other class or classes of stock of the Corporation ranking junior to the Shares of such Series;

     (ix)  The  conditions  or  restrictions,  if  any,  upon  the creation
of   indebtedness   of   the   Corporation   or   any subsidiary  and  the
conditions or restrictions, if any, upon the issuance of any additional stock (including additional Shares of such Series or of any other Series) ranking on a parity with or prior to the Shares of such Series as  to dividends or upon Liquidation;

     (x) Any right to vote with holders of Shares of any other Series or class and any right to vote as a class, either generally or as a condition  to  specified corporate action; and

     (xi) Such other preferences, rights, restrictions, and qualifications as shall not be inconsistent herewith.

     (C) All Shares of any Series of Preferred Stock shall be identical with each other in all respects, except that Shares of any one Series issued at different times may differ as to the dates from which dividends thereon shall be cumulative, if cumulative dividends have been designated for such Series, and all Series shall tank equally and be identical in all respects, except  as  permitted  by  the  foregoing provisions of Section (2) hereof.

    (D) The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock as herein set forth.

(E)(i)   The   holders   of   Preferred   Stock   of   each   Series   shall
be entitled to receive, and the Corporation shall be bound to pay, out of any funds legally available for such purpose, which and as declared by the Board of Directors, cash dividends thereon at such rate and payable at such times as shall be fixed and determined for such Series as herein set forth, Dividends with respect to each Series of Preferred Stock mall be cumulative or non-cumulative, as determined by the Board of Directors, and shall accrue from such date or dates as shall have been fixed and determined with respect to such Series by the Board of Directors as herein provided.

         (ii) In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, or any distribution be made or ordered in respect of, the Common Stock or any other class of stock ranking junior to the Preferred Stock, or any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of Shares of Common Stock or of any other such junior class of stock, unless:

     (a) Full cumulative dividends on the Preferred Stock of all Series for all past dividend periods hall have been paid with respect to any outstanding Preferred Shares having cumulative dividend rights, and the full dividend on all outstanding Shares of Preferred Stock of al Series for :he then current dividend period, if any, shall have been paid or declared and set apart for payment; and

    (b) The Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for sinking funds, if any, for the Preferred Stock of all Series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been made good.

     (iii)  Subject  to  the  foregoing  provisions  respecting  the  Preferred
Stock, and not otherwise, dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared and paid upon the Common Stock, from time to time, out of any funds legally available therefor, and no holder of any Shares of any Series of Preferred Stock, as such, shall be entitled to participate in any such dividend.

     (F) The Corporation, at the option of the Board of Directors, may, at any rime permitted by the resolution or resolutions adopted by the Board of Directors providing for the issuance of any Series of Preferred Stock, and at the redemption price per Share fixed and determined for such  Series, redeem the  whole  or any of the Shares  of  such  Series  at the  time  outstanding (the  total  sum so payable  on  any  such  redemption
being  herein  referred  to  as  the "redemption price").   Notice of every
such redemption shall be mailed to  the  holders  of  record  of  the  Shares
of  such  Series   so  to  be redeemed at their respective addresses as the
same shall appear on the books of the Corporation.   Such notice shall be
mailed at least 30 days in advance of the date designated for such redemption
to the holders of  record  of  Shares  so  to  be  redeemed    In case of the
redemption of a part only of any Series at the time outstanding, the Shares of such Series so to be redeemed shall be selected by lot or pro rate in such manner as the Board of Directors may determine.

     (G) If, on the redemption dare specified in such notice, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Shares so called for redemption, then, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the Shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon, shall cease to accrue from and after the date of redemption so designated, and all rights of holders of the Shares of Preferred Stock so called for redemption shall forthwith, after such redemption date, cease and terminate, excepting only the right of the holders thereof to receive the redemption price therefor but without interest.
 Any moneys so set aside by the Corporation and unclaimed at the end of six years from the date designated for such redemption shall revert to the general funds of the Corporation; after which reversion, the holders of such Shares so called for redemption shall look only to the Corporation for payment of the redemption price, and said Shares shall not still be deemed to be outstanding.

      (H)   Upon   any   liquidation,   dissolution,   or  winding   up   of
the Corporation, whether voluntary or involuntary, the Preferred Stock of each Series shall be entitled, before any distribution shall be made to the Common Stock or to any other class of stock junior to the Preferred Stock, to be paid the amount fixed and determined by the board of Directors for such Series as herein provided, plus accrued and unpaid dividends thereon to the date of distribution, but the Preferred Stock shall not be entitled to any further payment, and any remaining net assets shall be distributed ratably to the outstanding Common Stock. If, upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding Shares of Preferred Stock of all Series of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation shall be distributed ratably to all outstanding Shares of Preferred Stock of all Series in proportion to the full preferential amount to which each Share is entitled. Neither a consolidation nor a merger of the Corporation with or into any other corporation or corporations, nor the sale of all or
substantially all   of   the   assets   of   the   Corporation,   shall   be
deemed   to   be   a liquidation,  dissolution,  or  winding  up  within  the meaning  of  this section.

      (I)   The   Preferred   Stock   shall   not   be   convertible,   except
to  the extent  that any one or more Series thereof maybe issued with the
privilege   of   conversion   as   may  be  determined  by  the  Board  of
Directors prior to issuance  of any Shares of such Series as herein set forth.
  If the Shares of any Series are so issued with the privilege of conversion, then, at the option of the respective holders thereof, the Preferred Stock of such Series shall be convertible into a number of fully paid  and  non-assessable  Shares  of  the  Common  Stock  or  any other  class of stock of the Corporation at the conversion rate, or upon payment to the Corporation of the conversion price, which is in effect for the Preferred Stock
of such Series at the time of such conversion.   The initial conversion rate or
conversion price (including, in the latter case, the number of Shares of Common Stock or other class of stock issuable upon conversion), and the terms and conditions of conversion for each Series issued with the privilege of conversion shall be fixed and determined by the Board of Directors as
hereinafter provided.   Such  conversion  price or  conversion rate, with
respect to any such Series, may be subject, from time to time, to adjustment by virtue of issuance of securities or rights to purchase securities of the Corporation, or upon any capital reorganization or reclassification of the Common Stock of the Corporation, or the consolidation or merger of the Corporation, or the sale, conveyance, lease, or other transfer by the Corporation of all or substantially all of its property, or in other circumstances, all to the extent and in the manner fixed and determined by the Board of Directors as herein set forth.

     (J) Shares of any Series of Preferred Stock which have been issued and reacquired in any manner by the Corporation (including Shares redeemed, Shares purchased and retired, and Shares which, if convertible or exchangeable, have been converted into or exchanged for Shares of stock of any other class, classes, or Series shall have the status of authorized and unissued Shares of Preferred Stock and may be reissued as a part of the Series of which they were originally a part, or may be reclassified and reissued as part of a new Series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, or as part of any other Series of Preferred Stock, ail subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors provided for the issue of any Series of Preferred Stock.

     (K) None of the holders of Preferred Stock of any Series shall have any voting powers for any purpose, except as may be specifically required by law, or except as any such right to vote may be fixed and determined by the Board of Directors prior to issuance of any Shares of such Series as herein provided.

     (L) In order the Board of Directors to establish a Series of Preferred Stock, the Board of Directors shall adopt a resolution or resolutions setting forth the designation and the number of Shares of such Series and the relative rights and preferences thereof in respect of the foregoing particulars. The Board of Directors may designate any Shares of any Series theretofore established that have not been issued, or that have been issued and retired, as Shares of some other Series, or change the designation of outstanding shares where desired to prevent confusion.

    (M) For the purposes hereof and of any resolution of the Board of Directors providing for the classification or reclassification of any Shares of Preferred Stock:

     (i) The term "outstanding," when used in reference to Shares of stock, shall mean issued Shares, excluding Shares held by the Corporation or a subsidiary, and Shares called for redemption; funds for the redemption of which  shall have been deposited in trust

COMMON STOCK

     Subject to the foregoing provisions, dividends may be declared on the Common Stock, and each Share of Common Stock shall entitle the holder thereof to one vote in all proceedings in which action shall be taken by stockholders of the Corporation.

FIFTH. The name and mailing address of the incorporator is as follows:

William M. Aul, 525 "B" Street, Suite 303 San Diego, California 92101

     SIXTH. The powers of the incorporator are to terminate upon filing of the Certificate of Incorporation, and the name and mailing address of the person who is to serve as Director until the first annual meeting of stockholders or until his successor is elected and qualifies is as follows:

     William M. Aul, 525 "B" Street, Suite 303, San Diego, California 92101.

    SEVENTH. The Director shall have power to make and to alter or amend the By-Laws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens without limit as to the amount upon the property and franchise of the Corporation.

    With the consent in writing and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Director shall have the authority to dispose, in any manner, of the whole property of this Corporation.

    The By-Laws shall determine whether and to what extent the accounts and books of this Corporation or any of them shall be open to the inspection of the stockholders, and no stockholders shall have any right of inspecting any account, book, or document of this Corporation, except as conferred by the law or the By-Laws or by resolution of the stockholders.

     The stockholders and Director shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outside of the State of Delaware at such places as may be, from time to time, designated by the By-Laws or by resolution of the stockholders or Director, except as otherwise required by the laws of Delaware.

      It   is   the  intention  that  the  objects,  purposes,  and  powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this Certificate of Incorporation, but that the objects, purposes, and powers specified in the third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes, and powers.

EIGHTH:
     Section 1

     A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty  of  loyalty  to  the  Corporation  or  its shareholders,  (ii)  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from
which  the  Director  derived  an  improper personal  benefit.     If  the
Delaware General Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, so as amended.

    Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Section 2

     (a)   Right to Indemnification.   Each person who was or is made a party
to, or is threatened to be made a party  to, or is otherwise involved,  in  any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, Officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee, or agent or in any other capacity while serving as a Director, Officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights  than  such  law  permitted  the  Corporation,  to  provide  prior  to
such  amendment),  against  all  expense,  liabilities   and  loss (including
attorneys' fees, judgments, fines, ERISA, excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to re a Director, Officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect : to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be reimbursed by the Corporation for expenses incurred in defending any
such  proceeding  in  advance  of its    final   disposition    (hereinafter
an   "advancement   of    expenses"); provided,  however,  that,  if  the
Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts
so advanced if it   shall  ultimately  be   determined  by  final   judicial
decision   from  which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an "undertaking").

     (b)    Right  of  Indemnitee  to  Bring  Suit.    If  a  claim  under
paragraph (a) of this section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may, any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending
such suit.   In any suit brought  by  the  indemnitee  to  enforce  a  right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it mall be a defense that the indemnitee has not met the applicable standard of conduct set forth
in Delaware General Corporation Law.   In any suit brought by the Corporation
to recover an advancement of expenses, pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of
conduct  set  forth  in  the  Delaware General Corporation  Law.   Neither the
failure of the Corporation (including  its  Board  of  Directors,  independent
legal  counsel,  or  its shareholders)   to   have    made   a   determination
 prior   to   the commencement of  such  suit  that indemnification  of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware
General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such suit brought by the indemnitee, by a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this section or otherwise shall be on the Corporation.

     (c)    Non-Exclusivity  Of  Rights.   The  rights  to  indemnification and
to the advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, By-Law, agreement, vote of  shareholders  or  disinterested  Directors,  or otherwise.

     (d)   Insurance.    The Corporation may maintain insurance, at its
expense, to protect itself and any Director, Officer, employee, or agent of the Corporation or another corporation, partnership, joint venture,
trust,  or Other enterprise against any expense, liability, or loss,   whether
 or   not  the  Corporation  would  have  the  power  to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law,

     (e)      Indemnification   of   Agents   of   the   Corporation.     The
Corporation may, to the extent authorized from lime to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the
provisions  of  this  section  with  respect  to  the indemnification   and
advancement   of   expenses  of   Directors  and Officers of the Corporation.

     I,   THE   UNDERSIGNED,  for  the  purpose  of   forming  a  corporation
under the laws of the State of Delaware, do make, file, and record this Certificate and do certify that the facts herein are true, and I have accordingly hereunto set my hand.

DATED AT: September 22, 1990
STATE OF: California
COUNTY OF: San Diego

                                  /s/ William M. Aul


CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF Environmental Satellite Corporation

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Environmental Satellite Corporation.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

"First: The name of this Corporation is Versatech Environment Group, Inc."

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on July 9, 1993.

(Seal)

/s/Blaine Froats, President

Attest: Marilyn Froats, Secretary




CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF Versatech Environment Group,Inc.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Versatech Environment Group, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

"First: The name of this Corporation is Environmental Products Group, Inc."

3. The certificate of incorporation of the corporation is hereby amended by striking out Article Fourth tbereof any by substituting in lieu of said Article the following new Article:

       "Fourth: The aggregate number of Common Shares that this Corporation shall have the authority to issue is 20,000,000 Shares with a par value of $0.001 per Share. Each share shall have one vote per share on all matters to which they are entitled to vote without any right to cumulative voting."

4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 6, 1998.

(Seal)

/s/Blaine Froats, President

Attest: Marilyn Froats, Secretary




Exhibit 2(i)B

ARTICLES OF INCORPORATION - ONTARIO

1. The name of the corporation is: Formulated Mouldings (Canada) Inc.

2. The address of the registered office is: 5430 Harvester Road, Burlington, Ontario L7L 5N5.

3. Number (or minimum and maximum number) of directors is: Two

4. The first director(s) is/are:

First name, Initials and last name     Residence Address        Resident
Canadian
Blaine Froats                200 North Service Rd W        yes
                             Suite 212
                             Oakville, Ontario L6M 2S2

Sean Froats                       200 North Service Rd W        yes
                             Suite 212
                             Oakville, Ontario L6M 2S2

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise: Nil.

6. The classes and any maximum number of shares that the corporation is authorized to issue: 10,000,000 common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Nil.

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: Nil.

9. Other provisions, if any, are: Nil.

10. The names and addresses of the incorporators are:

Blaine Froats, 200 North Service Rd. W., Suite 212, Oakville, Ontario L6M 2S2.

These articles are signed in duplicate.

/s/ Blaine Froats
May 13, 1997




ARTICLES OF AMENDMENT - ONTARIO

1. The present name of the corporation is: Formulated Mouldings (Canada) Inc.

2. The name of the corporation is changed to (if applicable):

3. Date of incorporation/amalgamation: May 13, 1997

4. The articles of the corporation are amended as follows:

1. To provide for a minimum number of directors of one (1) and a maximum number of ten (10).
2. To provide that the corporation is authorized to issue an unlimited number of common shares.
3. To provide that the issue, transfer or ownership of the common shares is restricted as follows:
i) No shares of the corporation shall be transferred without either:
a) the sanction of a majority of the directors of the corporation; or
b) sanction of a majority of the shareholders of the corporation.
ii) The corporation may not make a distribution to the public of any of its securities.
iii) The number of shareholders is limited to fifty (50) not including persons who are in the employment of the corporation or any persons, who having been formerly in the employment of the corporation, were while in that employment, and having continued after the termination of that employment, to the shareholders of the corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.
iv) A holder of a fractional share shall be entitled to exercise voting rights and to receive dividend in respect of the said fractional share.
v) The corporation shall have a lien on each share registered in the name of the shareholder or his legal representative for debts of that shareholder to the corporation.

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporation Act.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on: September 4, 1997

These articles are signed in duplicate.

Formulated Mouldings (Canada) Inc.

By: /s/ Blaine Froats, President

September 18, 1997



Exhibit 2(i)C

ARTICLES OF INCORPORATION - ONTARIO

1. The name of the corporation is: Environmental Fuel Technology Inc.

2. The address of the registered office is: 5430 Harvester Road, Unit "A", Burlington, Ontario L7L 5N5.

3. Number (or minimum and maximum number) of directors is: Up to seven

4. The first director(s) is/are:

First name, Initials and last name     Residence Address        Resident
Canadian
Donald Froats                302-570 Eglington Ave. W.     yes
                             Toronto, Ontario M5N 1B7

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise: None.

6. The classes and any maximum number of shares that the corporation is authorized to issue: Common - Unlimited.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Nil.

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: Nil.

9. Other provisions, if any, are: Nil.

10. The names and addresses of the incorporators are:

Donald Froats, 302-570 Eglington Ave. W., Toronto, Ontario M5N 1B7.

These articles are signed in duplicate.

/s/ Donald Froats
September 10, 1997



Exhibit 2(i)D

ARTICLES OF INCORPORATION - ONTARIO

1. The name of the corporation is: Environmental Shelter Technology Inc.

2. The address of the registered office is: 5430 Harvester Road, Unit "A", Burlington, Ontario L7L 5N5.



3. Number (or minimum and maximum number) of directors is: Maximum 3

4. The first director(s) is/are:

First name, Initials and last name     Residence Address        Resident
Canadian
Donald Ross Froats           302-570 Eglington Ave. W.     yes
                             Toronto, Ontario M5N 1B7

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise: None.

6. The classes and any maximum number of shares that the corporation is authorized to issue: Common - Unlimited.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Nil.

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: Nil.

9. Other provisions, if any, are: Nil.

10. The names and addresses of the incorporators are:

Donald R. Froats, 302-570 Eglington Ave. W., Toronto, Ontario M5N 1B7.

These articles are signed in duplicate.

/s/ Donald Froats
October 14, 1997